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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of report (Date of earliest event reported):
                      November 26, 2002 (November 25, 2002)



                     Advanced Neuromodulation Systems, Inc.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


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
               Texas                                0-10521                        75-1646002
               -----                                -------                        ----------
  (STATE OR OTHER JURISDICTION OF          (COMMISSION FILE NUMBER)       (IRS EMPLOYER IDENTIFICATION NO.)
           INCORPORATION)
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                         6501 Windcrest Drive, Suite 100
                               Plano, Texas 75024
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               Registrant's telephone number, including area code:
                                 (972) 309-8000



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

                  Effective November 25, 2002, we acquired MicroNet Medical, Inc., a Minnesota corporation ("MicroNet"), through a merger of MicroNet Acquisition, Inc., a Delaware corporation and our wholly-owned direct subsidiary (the "Merger Sub"), with and into MicroNet (the "Merger"). In connection with the acquisition, we paid the MicroNet shareholders $500,000 in cash and 156,302 shares of our Common Stock. In addition, we issued 89,606 shares of our Common Stock to the MicroNet shareholders to be held in escrow pending the achievement of certain product and regulatory approval milestones. Any fractional shares were rounded up or down to the nearest whole number of shares. In addition, if certain product, regulatory and sales milestones are achieved over the next four to five years, we could pay the MicroNet shareholders an additional number of shares of our Common Stock with an aggregate value of up to $6 million. Important milestone deadlines occur six, twelve and eighteen months following the closing for product milestone purposes, while other milestones depend on the receipt of regulatory approvals and meeting an aggregate sales milestone. All milestones must be met within the next four to five years, depending on the milestone. We also paid approximately $850,000 in merger-related expenses, $600,000 of which related to an investment banking fee.

         Although structured as a merger, under the terms of the transaction, we acquired only MicroNet's proprietary technology and certain associated tangible assets. MicroNet's historical OEM and sterilization operations, other tangible assets, certain liabilities and certain employees have become part of a separate unaffiliated company. We assumed no material debt, liabilities, or overhead in the transaction.

         In determining the amount of consideration to pay for MicroNet, we considered a multiple of projected revenues and earnings analysis, the probable cost and timing considerations in developing a similar product line, and other customary measures of business valuation.

         MicroNet is a developer of medical devices based on proprietary micro-lead technology. For more information with respect to the terms of the MicroNet acquisition, please refer to the press release attached hereto as
Exhibit 99.1 and to the Agreement and Plan of Merger dated November 4, 2002 attached hereto as Exhibit 99.2.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements, Pro Forma Financial Information and Exhibits.

     No financial statements related to the Merger reported in Item 2 are required because the assets acquired in the Merger would not be regarded as an "operating business" within the meaning of Regulation S-X.

         (b) Pro Forma Financial Information.

     No pro forma financial information is required because the assets acquired in the Merger would not be regarded as an "operating business" within the meaning of Regulation S-X.


         (c) Exhibits

99.1     Press Release dated November 26, 2002.

99.2     Agreement and Plan of Merger dated November 4, 2002



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         Dated: November 26, 2002


                                ADVANCED NEUROMODULATION SYSTEMS, INC.


                                By: /S/ F. ROBERT MERRILL III
                                    --------------------------------------------
                                    Name:  F. Robert Merrill III
                                    Title: Executive Vice President, Finance,
                                           Chief Financial Officer and Treasurer



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                                INDEX TO EXHIBITS


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
   Exhibit
    Number                            Description
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
    99.1        Press Release dated November 26, 2002.

    99.2        Agreement and Plan of Merger dated November 4, 2002
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